UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2016

United Security Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-14549	63-0843362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (334) 636-5424

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 8, 2016, pursuant to that certain Real Estate Sales Agreement by and between First US Bank (“FUSB”), a subsidiary of United Security Bancshares, Inc. (the “Company”), as Buyer, and Pump House Land Partners, LLC, an Alabama limited liability company, as Seller (the “Seller”), as originally entered into on April 20, 2015 and subsequently amended on May 26, 2015, August 25, 2015, September 17, 2015 and October 17, 2015 (together, the “Agreement”), FUSB, through its counsel, notified the Seller in writing of FUSB’s completion and approval of the Due Diligence Review, which ended the Due Diligence Period (as such terms are defined in the Agreement), and FUSB’s election to proceed to closing on the purchase of certain unimproved land totaling approximately 2.92 acres located along U.S. Highway 280 in Unincorporated Jefferson County, Alabama (the “Property”) for a total purchase price of $2,950,000 (the “Purchase Price”). FUSB simultaneously made a $200,000 non-refundable deposit payment required by the Agreement (the “Non-Refundable Deposit”). The Non-Refundable Deposit, in addition to certain previously paid earnest money deposits totaling $55,000 made in connection with extensions of the Due Diligence Period, will be applied to reduce the amount of the Purchase Price payable by FUSB to the Seller at closing.

The Agreement contains representations, warranties and covenants that are customary of real estate purchase and sale agreements. FUSB entered into the transaction in furtherance of its banking activities and the Company’s growth and expansion strategy. The intended use of the Property is to develop an office complex that will house FUSB’s commercial lending team in the Birmingham area and provide offices for certain of the Company’s and FUSB’s executive management team. In addition, FUSB intends to operate a retail bank branch from the location. The office complex is estimated to include approximately 40,000 square feet of usable space, of which FUSB expects to utilize approximately 25%, with the remaining space to be leased to other commercial tenants.

The Agreement stipulates that the closing of the transaction will take place within 30 days of the expiration of the Due Diligence Period. The balance of the Purchase Price owed by FUSB at closing is expected to be funded from FUSB’s interest-bearing cash accounts.

Copies of the Agreement and all amendments thereto are attached as Exhibits 10.1A-10.1E to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Agreement is qualified in its entirety by reference to Exhibits 10.1A-10.1E.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit

10.1A	Real Estate Sales Agreement, dated April 20, 2015

10.1B	First Amendment to Real Estate Sales Agreement, dated May 26, 2015

10.1C	Second Amendment to Real Estate Sales Agreement, dated August 25, 2015

10.1D	Third Amendment to Real Estate Sales Agreement, dated September 17, 2015

10.1E	Fourth Amendment To Real Estate Sales Agreement, dated October 17, 2015

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, as defined by federal securities laws. Statements contained in this report that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. The Company undertakes no obligation to update these statements following the date of this report, except as required by law. In addition, the Company, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by the Company with the Securities and Exchange Commission, and forward-looking statements contained in this report or in other public statements of the Company or its senior management should be considered in light of those factors. Specifically, with respect to statements relating to the transaction described herein, these factors include, but are not limited to, the Company’s ability to successfully close the transaction, the Company’s ability to successfully open and operate a retail bank branch at the location of the Property and the execution of the Company’s growth strategy in the Birmingham, Alabama market. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2016	UNITED SECURITY BANCSHARES, INC.

	By:	/s/ Beverly J. Dozier
	Name:	Beverly J. Dozier
Vice President, Secretary and Assistant Treasurer